Dated 22nd December 2004







                              VALENCE TECHNOLOGY BV

                                      -AND-

                                   JOHN MCCANN





                    AGREEMENT FOR SALE OF FACTORY PREMISES AT
                  52 MALLUSK ROAD, NEWTOWNABBEY, COUNTY ANTRIM


                                   ARTHUR COX
                                NORTHERN IRELAND
                                  Capital House
                              3 Upper Queen Street
                                 Belfast BT1 6PU

INDEX TO CLAUSES

1      Definitions and interpretation

2      Agreement for sale and purchase

3      Price

4      Deposit

5      Completion arrangements

6      Title

7      Vacant possession

8      Specific matters subject to which the Property is sold

9      General matters subject to which the Property is sold

10     Insurance

11     Conditions of sale

12     Misrepresentation

13     Continuation of this Agreement after completion

14     Value added tax

15     Notices

16     Contracts (Rights of Third Parties) Act 1999

17     Incorporation of Schedules and Appendices

Schedule 1    The Property

Schedule 2    Contracts for the supply of services

Date: 22nd December 2004

        Parties:

     1 `The Seller': VALENCE TECHNOLOGY BV (a private liability company incorporated under the laws of the Netherlands and registered in Northern Ireland as a foreign company under registration number FC3149) of Hydepark Industrial Estate, 52 Mallusk Road, Newtownabbey, County Antrim

     2 `The Buyer': JOHN MCCANN of Roden House, Roden Place, Dundalk, County
Louth

     Operative provisions:

1.   DEFINITIONS AND INTERPRETATION

     1.1  In this Agreement if the context so allows:

          `BUYER'S SOLICITORS' means Catherine Allison & Co., 6 Roden Place, Dundalk, County Louth

          `COMPLETION DATE' means 22nd December 2004 or such other date as may be agreed between the Seller and the Buyer

          `CONTRACT RATE:' means an interest rate equal to three per cent over the base rate of Ulster Bank Limited from time to time as well after judgment as before

          `FULLY INDEMNIFIED' means fully and effectively indemnified against all costs, claims, demands, expenses and proceedings in respect of the matter concerned

          `GENERAL CONDITIONS' means the Law Society of Northern Ireland General Conditions of Sale (third edition, second revision), and "General Condition" is to be construed accordingly

          `PLANT AND EQUIPMENT' means the moveable plant, equipment and machinery and other items set out in Appendix A

          `PROPERTY' means the freehold land described in Schedule 1

          `SELLER'S SOLICITORS' means Arthur Cox Northern Ireland of Capital House, Upper Queen Street, Belfast BT1 6PU

          `VAT' means Value Added Tax

     1.2 References to numbered Clauses and Schedules are references to the relevant Clause or Schedule in this Agreement, unless the context otherwise requires.

     1.3 References in any Schedule to numbered paragraphs are references to the relevant paragraph in that Schedule, unless the context otherwise requires.

     1.4 The Clause Schedule and paragraph headings in this Agreement are for ease of reference only, and are not to be taken into account in the construction or interpretation of the Clause Schedule or paragraph to which they refer.

     1.5 Words importing the singular meaning include, where the context so admits, the plural meaning, and vice versa.

     1.6 Words of one gender include both other genders, and words denoting natural persons include corporations and firms.

     1.7 Words denoting an obligation on a party to do any act, matter or thing include an obligation to procure that it be done, and words placing a party under a restriction include an obligation not to permit infringement of the restriction.

     1.8 Where the Buyer comprises two or more parties, the obligations of the Buyer are in relation to each such party joint and several.

     1.9 References to `liability,' include where the context so allows, claims, demands, proceedings, damages, costs and expenses.

2.   AGREEMENT FOR SALE AND PURCHASE

     2.1  The Seller will sell, and the Buyer will buy, the Property.

     2.2  The interest to be sold is freehold.

          The sale includes the Plant and Equipment, the property in which is to pass by delivery at the time of actual completion. The Seller warrants that the Plant and Equipment is sold free from all encumbrances, hire purchase, charges and/or leasing agreements and the Seller will keep the Buyer Fully Indemnified in respect of any such matters.

     2.3 The Buyer is deemed to purchase knowing the actual physical state and condition of the Property and the Plant and Equipment and takes the Property and the Plant and Equipment as they now are.

     2.4 The solvent recovery tower and associated plant, machinery and equipment listed in Appendix B and all fixtures, fittings, plant, machinery and equipment other than the Plant and Equipment are specifically excluded from the sale and the Seller shall be at liberty to remove them from the Property before giving vacant possession to the Buyer in accordance with clause 7.

3.   PRICE

     3.1 The price for the Property is Five Million Pounds sterling, (STG 5,000,000)

     3.2 One Million Two Hundred Thousand Pounds sterling (STG 1,200,000 ) of the purchase price is apportioned to the Plant and Equipment

     3.3 The following provisions apply in respect of the capital expenditure on the provision of the Plant and Equipment in Appendix A under Chapter 14, Part 2, Capital Allowances Act 2001:

     3.4 The Seller shall provide to the Buyer and/or their professional advisers such information as they may reasonably require in relation to any claim that the Seller has made for capital allowances in respect of the value and nature of the Plant and Equipment and the Seller shall facilitate any such reasonable request by the Buyer on the provision of such information.

4.   DEPOSIT

     4.1 The Buyer is to pay a deposit of Five Hundred Thousand Pounds sterling (STG 500,000) to the Seller's Solicitors no later than the signing of this Agreement and the same shall be held by the Seller's solicitors as stakeholders pending actual completion.

     4.2 The deposit is to be paid by direct credit to a bank account nominated by the Seller's Solicitors.

     4.3 Interest accruing on the deposit for the period ending on the date of actual completion is to be accounted for to the Seller on completion.

5.   COMPLETION ARRANGEMENTS

     5.1 Completion is to take place on the Completion Date at the offices of the Seller's Solicitors, or elsewhere as they may direct.

     5.2 The means of payment of the price and other money due from the Buyer on completion is to be by a direct credit to a bank account nominated by the Seller's Solicitors.

     5.3 If the money due on completion is received after 2.00 pm, completion is to be treated for the purposes of the General Conditions as taking place on the next working day.

6.   TITLE

     6.1 Title to the Property has been deduced by the Seller to the Buyer and the Buyer is not entitled to raise any objection to the title to the extent that it has been deduced.

     6.2 The Seller sells as beneficial owner free from encumbrances and from all financial charges.

7.   VACANT POSSESSION

     7.1 Subject to clauses 7.2, and 7.3 the sale is with vacant possession of the Property save that the Plant and Equipment will be left on the Property at the time of completion.

     7.2 Following completion the Seller shall be entitled to remain in occupation of the entirety of the Property until 31st January 2005 (the "First Lease Period"), at a rent of (pound)500 on the following terms and conditions:

          7.2.1 the Seller shall occupy as tenant and it is hereby declared that the parties intend to create the relationship of landlord and tenant

          7.2.2 the Seller shall pay the cost of electricity, gas, water and telecommunications and other utilities consumed on the Property throught the First Lease Period

          7.2.3 the Seller will reimburse the Buyer for the cost of insuring the Property in respect of the First Lease Period and will maintain employer's and public liability insurance at its own expense

          7.2.4 the Seller shall be responsible for general maintenance, shall leave the Property in no worse condition than at the date of actual completion and shall remove all chemicals and hazardous waste which the Seller may have stored at the Property and keep the Buyer Fully Indemnified in respect of such removal thereof

          7.2.5 the Seller will maintain the same level of security for the Property throughout the First Lease Period as is in place at the date of this Agreement

     7.3 The Seller shall be entitled to remain in occupation of the following parts of the Property:

          (a) not more than 15,000 square feet of warehousing (the "Warehouse Facility") on the lands in Folio AN 89052 Co. Antrim, and

          (b)  office accommodation for not more than 10 people

          throughout the period commencing on 1st February 2005 and ending on 31st March 2005 (the "Second Lease Period"), at a rent of (pound)500 per month, on the following terms and conditions:

          7.3.1 the Buyer, acting reasonably, may require the Seller to relocate to some other suitable part of the Property if the Buyer agrees to let the Warehouse Facility or the Office Accommodation to a tenant who wishes to take possession of the Warehouse Facility and/or the Office Accommodation during the Second Lease Period. If no other suitable part of the Property is available, the Buyer shall provide suitable alternative accommodation within his industrial complex at Trench Road, Mallusk, Co. Antrim on the same terms as are set out in this clause 7.3

          7.3.2 the Seller shall not be required to pay for electricity, gas, water, or other utilities consumed during the Second Lease Period but shall discharge all telephone charges which the Seller may incur

          7.3.3 the Seller shall not be required to insure the Warehouse Facility or the Office Accommodation or to reimburse the Buyer for the cost of insuring the same but shall maintain employer's liability and public liability insurance at its own expense

          7.3.4 in consideration of the Seller being permitted to remain in occupation of the Warehouse Facility and the Office Accommodation during the Second Lease Period the Seller will at the expiration of the Second Lease Period deliver ownership of the following items to the Buyer at the expiration of the Second Lease Period:

               (i) two portacabins, two containers and one small chemical container

               (ii) all racking in the warehouse and maintenance areas located on the Property

               (iii) such office furniture and equipment as the Seller may decide is surplus to its own requirements.

          7.3.5 the Seller will procure that the Contamination Investigation Report No. 394/04 dated 7th September 2004 and prepared by Whiteford Geoservices Ltd. is updated at the expiration of the Second Lease Period and that the benefit of such updated report will extend to the Buyer and to Northern Bank Ltd. (as funder of the Buyer's acquisition of the Property).

          7.3.6 The Seller shall be responsible for general maintenance of the Warehouse Facility and the Office Accommodation, shall leave the same in no worse condition than at the date of actual completion and shall remove all chemicals and hazardous wastes which the Seller may have stored in the Warehouse Facility and/or the Office Accommodation and keep the Buyer Fully Indemnified in respect of such removal thereof

     7.4 Throughout the First Lease Period and the Second Lease Period the Buyer shall be entitled to have access to the Property or, in the case of the Second Lease Period the relevant parts of the Property proper use and occupation of the

          Property to a material extent or, including, without limitation, for the purpose of showing prospective tenants around the Property. The Buyer shall not interfere with or seek to relocate any property of the Seller (but without prejudice to the Buyer's rights under clause 7.3.1)

8.   SPECIFIC MATTERS SUBJECT TO WHICH THE PROPERTY IS SOLD

     8.1 The Property is affected by and sold subject to the matters noted upon the Register of Freeholders for Folios AN 41266 and AN 89052 County Antrim save in respect of all financial charges thereon, which the Seller shall discharge on completion and produce evidence thereof to the Buyer's solicitors.

     8.2 The Buyer or its solicitors have been supplied with office copy entries relating to the Seller's title and the Buyer is to be treated as entering into this Agreement knowing and accepting their terms, and may not raise any requisitions or objections about them or about the title.

9.   GENERAL MATTERS SUBJECT TO WHICH THE PROPERTY IS SOLD

     9.1  The Property is sold subject to:

          9.1.1 all statutory charges whether or not registered before the date of this Agreement, and all matters capable of registration as statutory charges whether or not actually registered;

          9.1.2 all notices served and orders, demands, proposals or requirements made by any local or any public authority after the date of this Agreement;

          9.1.3 all actual or proposed orders, directions, notices, charges, restrictions, conditions, agreements and other matters arising under any statute affecting the Property; and

          9.1.4 all rights of way, drainage, watercourses, light or other casements, or quasi or reputed easements, and rights of adjoining owners affecting the Property, and all liability to repair or covenants to repair roads, pavements, paths, ways, passages, sewers, drains, gutters, fences and other like matters, without obligation on the Seller to provide evidence of the creation of or to define or apportion any such liability and the Seller warrants that it has provided the Buyer with evidence of all such matters of which it is aware.

10.  INSURANCE

     10.1 The Seller will maintain the insurance of the Property until actual completion, unless it is maintained by a tenant mortgagee or other third party, and the risk in the Property will remain with the Seller pending actual completion.

     10.2 The Seller is not to be responsible to the Buyer for any deficiency in the amount insured, or inadequacy of the risks covered, and the Buyer is to satisfy itself in these respects, but the Seller will at the request and cost of the Buyer increase the amount insured or (if cover can be obtained) the risks covered.

     10.3 The Seller will, if so requested, supply to the Buyer sufficient details of the insurance of the Property, but the Buyer may make enquiries direct with the insurers.

     10.4 The Seller will at the request and cost of the Buyer obtain or consent to an endorsement of a notice of the Buyer's interest in the Property on the policy, or otherwise noted by the insurer.

     10.5 Where money becomes payable under the insurance on the Property before actual completion, the Seller is to apply the money to the reinstatement of the Property if there is a contractual or statutory obligation, or the Buyer directs the Seller to do so, but, if not, the Seller is to account to the Buyer for the money, or so much as has not been expended, at actual completion.

11.  CONDITIONS OF SALE

     11.1 The General Conditions apply to this Agreement with the variations set out in this clause, but the terms of this Agreement are to prevail in case, and to the extent, of inconsistency.

     11.2 In General Condition 2.1 (a) the words "or ought to have" shall be deleted and in General Condition 2.1 (b) the words "or ought to have" in line 1 and the words "or which a prudent purchaser ought to have" in the fourth line shall be deleted.

     11.3 With reference to the General Condition 2.2 the Buyer shall be deemed to be satisfied with the searches and property certificates already furnished and the right to rescind referred to therein shall not apply save that the Seller will supply Completion Certificates in respect of Building Control applications NA/0990/0290 and NA/2001/0004 prior to actual Completion.

     11.4 General Conditions 2.3, 2.4 and 2.6 are deleted, the Buyer accepting the searches and certificates already furnished, and in the first line of General Condition 2.5 the words "Without prejudice to the provisions of Condition 2.2" are also deleted.

     11.5 In General Condition 4.1 after the words "inspection of the Property" there shall be added the words "or the title".

     11.6 The words from "provided always" in the eighth line from the bottom of General Condition 8.2 to the word "Lease" on the last line shall be deleted.

     11.7 General Conditions 12.3, 15.5, 15.6, 16.3, 16.4, 20, 21 , 23 shall be deleted.

     11.8 In General Condition 15.7 (a) the words "other than undertakings contained in the completion letter recommended under the Home Charter Scheme" shall be deleted, as shall the words "save so far as the undertakings contained in the completion letter recommended under the Home Charter Scheme are concerned" in General Condition 15.7(d).

     11.10 The rate of interest payable under General Condition 16.1 shall be the Contract Rate from the date on which payment was due to the date of actual payment.

12.  STATUTORY DECLARATION

          The Seller will on completion provide a Statutory Declaration confirming that it has, since acquiring the lands in Folio AN 89052 Co. Antrim, made use of the piece of land comprised in Folio 1951L Co. Antrim situated between Folio AN 890452 Co. Antrim and the McKinney Road for the purpose of gaining access to the lands in Folio AN 89052 Co. Antrim without objection or interruption from any person or body and that no notices or objections have been received from any person in relation thereto.

13.  MISREPRESENTATION

     13.1 The Buyer acknowledges that no statement or representation, whether oral or written, which may previously have been made to it or any person concerned on its behalf, by or for the Seller, its agents or solicitors, has induced it to enter into this Agreement, apart from the written replies of the Seller's Solicitors to written enquiries raised by the Buyer's solicitors or other written information supplied by the Seller's solicitors to the Buyer's solicitors.

     13.2 Any liability of the Seller and remedy of the Buyer at law, in equity or under statute in respect of such a statement or representation or for implied warranty (apart from the written replies of the Seller's Solicitors to written enquiries raised by the Buyer's solicitors) is excluded or other written information supplied by the Seller's solicitors to the Buyer's solicitors.

14.  CONTINUATION OF THIS AGREEMENT AFTER COMPLETION

          Completion does not discharge liability to perform any outstanding obligation tinder (sic) this Agreement.

15.  VALUE ADDED TAX

     15.1 Sums payable under this Agreement for the supply of goods and services are exclusive of VAT chargeable on the payment. If VAT is chargeable the Buyer shall on demand keep the Seller Fully Indemnified in respect of any such VAT subject to the Seller supplying any appropriate VAT invoice.

16.  NOTICES

     16.1 Any notice required under this Agreement is to be in writing signed by or on behalf of the party giving it. The notice may be served by leaving it at or sending it by telex or facsimile transmission pre-paid recorded delivery or registered post to the other party's registered office and addressed to the Secretary for the time being.

     16.2 Any notice so served is deemed to have been received:-

          16.2.1 in the case of personal service upon delivery;

          16.2.2 in the case of facsimile transmission upon tangible acknowledgment of receipt; 16.2.3 in the case of recorded delivery or registered post 48 hours from the date of posting

     16.3 For notices sent by post it will be sufficient in proving service to establish the envelope containing the notice was properly addressed and posted.

17.  CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

          None of the provisions of this Agreement are intended to or will operate to confer any benefit (pursuant to the Contracts (Rights of Third Parties) Act 1999 on a person who is not named as a party to this Agreement.

18.  INCORPORATION OF SCHEDULES

          The provisions of the Schedules and of the Appendices are to apply.

          SIGNED by or on behalf of the parties on the date which appears at the head of this Agreement.

                                   SCHEDULE 1

                           Description of the property



       The lands comprised in Folios AN 41266 and AN 89052 County Antrim.

                                   SCHEDULE 2

                      Contracts for the supply of services

1    SCOPE OF THIS SCHEDULE

     This Schedule applies to contracts for the supply of services to the Property maintained by the Seller.

2    CANCELLATION UNLESS OTHERWISE REQUIRED

     2.1 The Seller will cancel the contracts with effect from the date of actual completion, unless the Buyer has notified the Seller not less than five working days before that date that it wishes to maintain them, or some of them, after completion.

     2.2 Where the Buyer so notifies the Seller of its wish to maintain a contract, the following provisions of this Schedule are to apply.

3    CONTRACTS CAPABLE OF ASSIGNMENT

     3.1 In the case of a contract capable of assignment, the Seller will assign the benefit of the contract to the Buyer.

     3.2  The Buyer will undertake with the Seller to:

          3.2.1 assume the obligations of the Seller under the contract;

          3.2.2 give notice of the assignment of the contract to the supplier of the services; and

          3.2.3 keep the Seller indemnified against liability for future breach of the obligations to the supplier under the contract.

4    CONTRACTS NOT CAPABLE OF ASSIGNMENT

     4.1 In the case of a contract not capable of assignment, or only assignable with the permission of the supplier:

          4.1.1 the Seller will maintain the contract for the benefit of the Buyer for so long as is necessary to ascertain whether the supplier is prepared to permit assignment, or novate the contract;

          4.1.2 the Seller will use all reasonable endeavours to obtain permission to assign the contract, or procure a novation for the Buyer;

          4.1.3 if assignment is permitted by the supplier, paragraph 3 is to apply;

          4.1.4 if a novation is obtainable, the Buyer will take up the new contract with the supplier, or permit the Seller to obtain a cancellation of the original contract;

          4.1.5 the Buyer will reimburse to the Seller the cost of maintaining the contract for any period mentioned in paragraph 4. 1. 1; and

          4.1.6 The Seller will bear the costs of cancellation of any contract and the Buyer will bear the cost of any novation; but

          4.1.7 the Seller may cancel a contract where it is not capable of assignment and the supplier is unwilling to permit an assignment or agree a novation.



     SIGNED by and on behalf of the Seller in the presence of:-

               /s/ Rowan White              /s/ John O'Neill
               -----------------------      ------------------------
               Rowan White
               Solicitor, Belfast

               SIGNED by the Buyer in the presence of:-

               /s/ Catherine Allison        /s/ John Mccann
               -----------------------      ------------------------
               Solicitor

                                   APPENDIX A


                            (THE PLANT AND EQUIPMENT)

            QTY             ITEM DESCRIPTION           CONTRACTOR       CURRENT CONTRACT

              2             Cradley oil fired steam       GW Monson          PO Basis
                            boilers

              1             Ygnis gas fired steam boiler  GW Monson          PO Basis

              1             Satchwell BMS (heat           Satchwell Grant    PO Basis
                            management system)

              1             Oil Storage tank              N/A

              1             Puma Diesel generator set &   Edina              PO Basis
                            associated equipment

              1             Sprinkler System including    Wormald            Contract thru
                            pumps, tanks & pipework                          12-31-04

              1             Hitachi water chiller         Carrier            PO Basis

              2             Gardner Denver Air            Team Industries    PO Basis
                            Compressors & ancillaries

              1             Various air handlers          Bel Air            PO Basis

              1             Fire Alarm System             Fire Security      PO Basis

              1             Lab air conditioning system                      PO Basis
                                                          MGA

              1             Security Camera System        Communication      PO Basis

              1             Chubb card access system      Chubb              PO Basis

              1             Back Factory heating system   Ellison - Pettis   PO Basis




     DESCRIPTION           COMMENTS            TAG#             IN SERV:             COST
Control Panel for                        671                1/1/99             5,707.00
Etch Tank

Etch Line#1                              673                1/1/97             195,145.72

Etch Line #2                             674                1/1/97             211,204.07

Control Panel for                        675                1/1/99             5,707.00
Etch Tank

Radiant Energy Dryer                     677

Radiant Energy Dryer 2                   678

Drying Station Shell                     796

Rewind station for                       968
coater

Kahn Solvent                                               1/4/98             155,742.42

Recovery System

MO-120                 Incomplete        814                1/11/97            25,095.73
                       unit/used for
                       parts

Mo-120                 Incomplete        815                1/11/97            25,095.73
                       unit/used for
                       parts

Pulsing Station                          992

Web Cleaning Machine                                        1/12/99             28,500.00

Storage Cabinet 3                        723

Storage Cabinet 8                        728

Storage Cabinet 9                        729


                                       16




Storage Cabinet 10                       730

Storage Cabinet 12                       731

Storage Cabinet 11                       742

Degas/Reseal                             712                1/1/97             48,568.92
Equipment 4x4

Degas/Reseal                             733                1/1/97             86,907.27
Equipment imp

Final Test Machine     Incomplete        804                1/1/97             197,328.30
4x4                    unit/used for
                       parts

Final Test Machine     Incomplete        805                1/1/97             138,467.60
Imp                    unit/used for
                       parts

30" Slurry Box                                              1/1/99             2,858.00

30" Slurry Box                                              1/1/99             2,858.00

44" Slurry Box                                              1/1/99             3,335.00

44" Slurry Box                                              1/1/99             3,335.00

Slurry Box                                                  1/4/99             6,670.80

30" Slurry Box                                              1/1/99             2,858.00

Slurry Box                                                  1/5/99             2,810.00

Slurry Box 34"                                              1/6/99             2,810.00

46" Slurry Box                                              1/4/00             3,335.00

Klockner Bicell        Incomplete                           1/1/95             3,472,856.04

Assembly Machine       unit/used for
                       parts

Automatic              Incomplete                           1/12/00            29,600.00

Puckloading system     unit/used for
                       parts



                                       17


SVA Tape Applicator    Incomplete                           1/12/99            15,600.00
                       unit/used for
                       parts

Arcotronics CFS 1

Arcotronics CFS 2

Coater Feed System Scale                                    1/2/99             10,000.75

Coater Feed System Scale                                    1/2/99             10,000.75


                                   APPENDIX B

                          (THE SOLVENT RECOVERY TOWER)



------------------------------------------ ------------------------------ -----------------------
                                           BV Asset Tag#                  Area
------------------------------------------ ------------------------------ -----------------------
1 Distillation Tower                       1223                           Distillation Column
Cooling System For Tower                   1228                           Distillation Column
Control Panel & Switchgear                 1362                           B/F Control Room B/F
PC Control system, PLC Control panels,     1363                           Control Room
software
Filing Cabinet & Documentation Therein     1364                           Distillation Column
3 50K Litre 304 S/S Tanks
1 15 K Litre 304 S/S Tank                  1224;1225;1226                 Distillation Column
1 30 K Litre 316 S/S cone top on legs      1227                           Distillation Column
2.6 m diameter x 7 m high in yard          1232                           Extraction T/F
5 x 2.2 K Litre S/S tanks
                                           1233; 1234; 1235; 1236; 1237   Extraction T/F
1 x 3.2 K litre tank 1 6m x 3.24 in
yard, including Vent and Flame             1231                           Extraction T/F
Arrestor.
1 x 2.95 K Litre 2.5 x 2.2 tank            647                            Mixing RM
4 x 13.5K Litre cylinders/jacketed         657;658;659;660                Mixing RM
mixing vessels 304 S/S 2.6 metre
diameter and 4.5m high

Related mechanical infrastructure -
frames - supports - pipe bridges - access ladders - gantries, etc, deluge system specific to the tower. Any Civil, E&M, Design drawings, manuals, written operating procedures available. Pipework and supply runs specific to tower will transfer ownership. In the event that Linden
Foods are able to agree terms to lease
the building from the new building owner any pipework and supply runs which run services in common with the main factory will be subject to service agreement with the new building owner (this includes the main water tower that feeds the factory floor sprinkler system and distillation tower deluge system). Any proposed separation would be subject to agreement with the new building owner and only if this is possible without detriment to main factory, in this event any separation


                                       20

must be at the cost of Linden Foods and
undertaken by agreed approved contractor.
Automation Controls and available
interconnections including pumps

2 x 5K litre jacketed s/s mixing vessels
2.1 x 2.2                                  656; 655                       Mixing RM
+ 2 1.5K Litre jacketed tanks 1.6x 1.8     641; 646                       Mixing RM &
                                                                          Lamination
3 x Carrier Chillers                       1243; 1242; 1244               Outside
Nitrogen feed and pipework from the        No Tag#                        Outside
rented Nitrogen Tank (property of BOC
Gas);

Miscellaneous Tanks comprising:-
Acetone Farm - I 55K Litre 304 S/S tank    1238                           Acetone T/F
4.5 m diameter x 5.5 m
2 x 27K Litre 304 S/S tanks 3.2 m          1240; 1241                     Acetone T/F
diameter x 5 m
1 x3K Litre S/S Tank                       1239                           Acetone T/F
1 by 0.9 K Litre S/S tank 1 m x 2.2        707                            Extraction RM
m(are these the same as those
highlighted below?)
2 x 500 gallon Lee Industries S/S tanks    792; 1358                      Outside yard
(see above)
2 x 700 gallon Lee Industries S/S Tanks    793; 1037                      Outside yard & Lamin
1 x 200 gallon Lee Industries S/S Tank     1359                           Outside yard

------------------------------------------ ------------------------------ -----------------------
SUBTOTAL RECOVERY TOWER AND MISC           (pound)285,000.00
EQUIPMENT
------------------------------------------ ------------------------------ -----------------------
      OTHER EQUIPMENT COMPRISING:-
1 Vac-U-Max Powder Filling Station and     611;608;609                    Powders & Lamination
Control panels including Hopper x2
6 Roots Blowers (blowers currently                                        Lamination
located in laminated area)                 1248;1353;1354;1355;1356;
                                           1357
1 V Blender & Panel +Vulcatherm Oil        603                            Powders
Heater & Vacuum Pump
2 Shredders - Integrated Recycling         631; 632                       Powders
Systems
2 Vacuum Sub Level Feeds To Master Mixers  1245; 1246                     Powders
1 x Muller System including Chronos        604                            Powders
System + Platform Scales
6 x Battery Tray Trollies                  No Tag#                        Back Factory
1 x Boss Forklift Truck c/w recharging     986                            Mobile
pack.

1 x Hyundai Van AKZ 6914                   No Tag#                        Outside
------------------------------------------ ------------------------------ -----------------------
SUBTOTAL OTHER EQUIPMENT                   (pound) 15,000
------------------------------------------ ------------------------------ -----------------------
TOTAL                                      (pound) 300,000

                                           Plus VAT
------------------------------------------ ------------------------------ -----------------------

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